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Exhibit 99.4

AFFILIATED COMPUTER SERVICES, INC.
EDUCATION SERVICES

Compliance Audit (Attestation Engagement)
for Lenders and Lender Servicers Participating in the
Federal Family Education Loan Program

Year Ending June 30, 2004

AFFILIATED COMPUTER SERVICES, INC.
EDUCATION SERVICES

Table of Contents

Page
Independent Accountants' Report	1
ACS Statement of Compliance	3
Appendix:
A Background	6
B Listing of Lenders Covered by Compliance Attestation	7

[KPMG LOGO]

    KPMG LLP
    Suite 800 400
    Capitol Mall
    Sacramento, CA 95814

Independent Accountants' Report

The Board of Directors
Affiliated Computer Services, Inc.
    Education Services
Long Beach, California:

        We have examined management's assertions, inc1uded in its representation letter dated November 29,2004 that Affiliated Computer Services, Inc. (ACS) Education Services complied with the following compliance requirements specified in the Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (the Guide) issued by the U.S. Department of Education, Office of the Inspector General, dated December 1996, relative to ACS Education Services' administration of the Federal Family Education Loan Program on behalf of its lender clients during the year ended June 30, 2004 and that ACS Education Services maintained effective internal control over compliance with the aforementioned compliance requirements as of June 30, 2004:

  •
  Support for LaRS

  •
  Documentation

  •
  Payment of Loan Origination Fees

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  Interest Benefits—Eligibility, Proper Rate and Proper Calculations

  •
  Special Allowance Payments—Eligibility and Proper Calculation of Average Daily Balances Accurate Loan Principal Balances

  •
  Reporting of Sales, Purchases and Transfers

  •
  Recording of Student Status Changes

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  Payment Processing

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  Due Diligence in the Collection of Loans Timely Filing of Claims

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  Curing Due Diligencerrimely Filing Violations

        As discussed in that representation letter, management is responsible for ACS Education Services' compliance with—and the effectiveness of ACS Education Services' internal control over compliance with—those requirements. Our responsibility is to express an opinion on management's assertions about ACS Education Services' compliance with—and the effectiveness of ACS Education Services' internal control over compliance with—the specified compliance requirements based on our examination.

        Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, Government Auditing Standards, issued by the Comptroller General of the United States, and the Guide and, accordingly, included examining, on a test basis, evidence about ACS Education Services' compliance with those requirements; obtaining an understanding of the internal control over compliance with the specified compliance requirements; testing and evaluating the design and operating effectiveness of the internal control; and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on ACS Education Services' compliance with specified requirements.

        Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control over compliance with the specified requirements to future periods are subject to the risk that internal control over compliance may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

        In our opinion, management's assertions that ACS Education Services complied with the aforementioned compliance requirements for the year ended June 30, 2004 are fairly stated, in all material respects. Also in our opinion, management's assertion that ACS Education Services maintained effective internal control over compliance with the aforementioned compliance requirements as of June 30, 2004, is fairly stated, in all material respects, based upon criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

        This report is intended solely for the information and use of the ACS Education Services audit committee, management, lender clients, and the U. S. Department of Education and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

November 29, 2004

November 29, 2004

KPMG LLP
400 Capitol Mall
Suite 800
Sacramento, CA 95614

        We, as members of Affiliated Computer Services, Inc. (ACS) Education Services (Education Services) are responsible for complying with the requirements of the Federal Family Education loan (FFEL) Program. We are responsible for, and we have established and maintained, an effective internal control structure over FFEL Program requirements. We have performed an evaluation of Education Services compliance with the following requirements of the FFEL Program during the year ended June 30, 2004. Based on this evaluation, we assert that during the year ended June 30, 2004, Education Services has materially complied with the FFEL. Program requirements below relative to those services provided to our clients.

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  The loan information (loan types, interest rate, beginning and ending principal, loan balances), and loan status (past due, in grace in deferment) reported in Parts I, II, III, IV, and V of the Lenders Interest and Special Allowance Request and Report—LaRS, prepared by Education Services and submitted to ED on behalf of our lender clients or the billing information prepared by Education Services and submitted to our lender clients during the year ended June 30, 2004 agrees with Education Services summary records/ledger and as of June 30, 2004, Education Services had effective internal control over compliance with the requirements that such information be in agreement.

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  Education Services supported loans reported in LaRS prepared by Education Services and submitted to ED on behalf of our lender clients or the billing information prepared by Education Services and submitted to our lender clients during the year ended June 30, 2004 with—and as of June 30, 2004, Education Services had effective internal control over compliance requirements for supporting loans with—loan records that include all applicable documents listed in Section II), Compliance Requirements 2, of the Audit Guide that our lender clients have contracted with Education Services to store.

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  During the year ended June 30, 2004, Education Services completely reported, classified and computed, in accordance with LaRS Instructions and as of June 30, 2004, Education Services had effective internal control over compliance with LaRS instructions for classifying and computing—the loan origination information reported in Part I of LaRS prepared by Education Services and submitted to ED on behalf of our lender clients or the billing information prepared by Education Services and submitted to our lender clients.

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  Loans included in Part II of LaRS prepared by Education Services and submitted to ED on behalf of our lender clients or the billing information prepared by Education Services and submitted to our lender clients during the year ended June 30, 2004 were—and as of June 30, 2004, Education Services had effective internal control over compliance with requirements that loans are (1) in a status eligible for interest benefits, (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the HEA., as amended, and (3) classified in the correct interest rate category in accordance with LaRS instructions. Ending principal amounts, average daily balances, and interest amounts were calculated in accordance with—and as of June 30, 2004, Education Services had effective internal controls over compliance with requirements for calculation in accordance with—LaRS instructions.

  •
  Loans included in Part III of LaRS prepared by Education Services and submitted to ED on behalf of our lender clients or the billing information prepared by Education Services and submitted to our lender clients during the year ended June 30, 2004 were,—and as of June 30,

  2004, Education Services had effective internal control over compliance with requirements that loans are—(1) in a status eligible for special allowance and (2) properly categorized on the LaRS in accordance with the LaRS instructions. Ending principal balances, average daily balances, and adjustments for differences in average daily balances were calculated in accordance with—and as of June 30, 2004, Education Services had effective internal controls over compliance with requirements for calculation in accordance with—LaRS instructions.

  •
  In Parts IV and V of LaRS prepared by Education Services and submitted to ED on behalf of our lender clients or the billing information prepared by Education Services and submitted to our lender clients during the year ended June 30, 2004, Education Services properly classified and accurately reported—and as of June 30, 2004, Education Services had effective internal control over compliance with requirements to properly classify and report—loan principal balances in accordance with the LaRS instructions and included all outstanding loans (except those for which the guaranty was voided are not included in Parts IV and V.)

  •
  Loan purchases and sales made on behalf of our lender clients during the year ended June 30, 2004 were recorded by Education Services in accordance with—and as of June 30, 2004, Education Services had effective internal control over compliance for recording loan purchases/sales in accordance With applicable loan purchase/sale Instructions provided to Education Services by their lender clients with respect to the start/end dote of eligibility for interest, special allowance and responsibility for payment of loan origination fees. During the year ended June 30, 2004, Education Services recorded completely and accurately in the servicer's loan servicing systems—and as of June 30, 2004, Education Services had effective internal control over compliance with requirements to record completely and accurately in the servicer's loan servicing systems—all applicable LaRS loan data for loans transferred, including beginning balances.

  •
  Upon receipt of Student Status Confirmation Reports or other notification of change information.for loans serviced during the year ended June 30, 2004, Education Services accurately updated—and as of June 30, 2004, Education Services had effective internal control over compliance with requirements to accurately update—loan records for changes to student status, including conversion to repayment status in accordance with 34 CFR 682.401(b)(20) and 34 CFR 682.209, respectively.

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  For loans serviced during the year ended June 30, 2004, Education Services: (a) calculated—and as of June 30, 2004, Education Services had effective internal control over compliance with requirements to calculate—interest and principal in accordance with 34 CFR 682.304 and (b) applied—and as of June 30, 2004, Education Services had effective internal control over compliance with requirements to apply (i) loan payments effective with the day of receipt and (ii) prepayments in accordance with 34 CFR 682.209 or the documented specific request of the borrower.

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  For loans serviced during the year ended June 30, 2004, Education Services complied with—and as of June 30, 2004, Education Services had effective internal control over compliance with—the due diligence requirements for collection of delinquent loans, including the requirements for skip-tracing or pre-claims assistance set forth in 34 CFR 682.411 (c)-(m).

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  For loans serviced during the year ended June 30, 2004, Education Services complied with—and as of June 30, 2004, Education Services had effective internal control over compliance with—deadlines for timely filing of claims with the guaranty agency concerning death, disability false certification, closed schools, or bankruptcy contained in 34 CFR 682.402{b), (c), (d), (e), (f) and (g) for default claims contained in 34 CFR 682.406(a)(5). For loans serviced during the year ended June 30, 2004, Education Services accurately categorized—and as of June 30, 2004,

  Education Services had effective internal control over compliance with requirements for accurately categorizing—amounts pertaining to claims in LaRS.

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  For loans with timely-filing violations or due diligence violations that were cured during the year ended June 30, 2004, Education Services documented that it performed—and, as of June 30, 2004, Education Services had effective internal control over compliance with requirements to perform—cure procedures required by 34 CFR 682 Appendix D [Bulletin 88-G-138]. For loans on which a cure was required but that were not cured during the year ended June 30, 2004, Education Services properly categorized—and, as of June 30, 2004, Education Services had effective internal control over compliance with the requirements to properly categorize the loans in LaRS prepared and submitted to ED on behalf of our lender clients or the billing information prepared by Education Services and submitted to our lender clients

Very Truly Yours,
Affiliated Computer Services. Inc. Education Services, GLS Division
/s/ MELISS HANKIN Meliss Hankin Senior Vice President ACS

APPENDIX A

Background

        The Higher Education Act of 1965 (REA), as amended, requires each lender, as defined in section 428(b)(1)(U) of the HEA, participating in the Federal Family Education Loan (FFEL) Program to obtain a compliance attestation of its FFEL Program. These compliance attestations are performed in accordance with the AICPA's Professional Standards for Attestation Engagements (SSAE) No. 10, Section 800, the general fieldwork and reporting standards in Government Auditing Standards, issued by the Comptroller General of the United States; and the Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (the Guide) issued by the US Department of Education, Office of Inspector General, dated December 1996.

        Lenders using a third-party service organization(s) to service all or part of its FFEL Program loan portfolio may not be able to make all of the assertions required in Section II of the Audit Guide. In those situations, the Department of Education will accept, as meeting the lender audit requirement, an independent accountants' report based upon an "alternative or combined" engagement as defined in Section III of the Audit Guide. The lender must obtain from the service organization an audit/attestation report that meets the requirements described in Section III of the Audit Guide.

        The independent accountants' report(s) must include their opinion with respect to the service organization's compliance with the specified requirements in Section II of the Audit Guide pertaining to functions carried out by the servicing organization.

        ACS Education Services is a for profit third-party student loan servicing organization responsible for the proper and timely performance of many aspects of student loan processing. The primary services provided to the loan holders by ACS Education Services are:

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  accepting loan origination and disbursement information on new and existing borrowers;

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  processing of general borrower correspondence, forbearance and deferment requests and borrower status changes;

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  receiving and tracking original, imaged or electronic loan documentation;

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  maintaining borrower demographic information while the student is in school, billing accrued interest to the appropriate parties, and combining multiple loans where appropriate;

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  processing borrower loans through the grace period, placing the loans into repayment and calculating monthly payment amounts; and;

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  applying loan payments, calculating delinquency periods, collection activities, claim processing on defaulted loans and cure procedures for defaulted loans rejected by the guarantor.

        The functions described above provide a basis for ACS Education Services to prepare information for the quarterly Lender Reporting System (LaRS) filings.

        The lender ID's covered by this report are included in Appendix B.

APPENDIX B

Listing of Lenders Covered by Compliance Attestation

801871	813891	826351	831419	833233	833922
802176	813934	826884	831455	833233	833923
802486	814667	827735	831458	833285	833954
802933	814817	827756	831495	833289	833955
805317	817970	828707	831539	833325	834003
805595	819012	828798	831543	833347	834004
807510	819438	829064	831640	833356	834011
807542	819504	829174	831683	833364	834012
807807	819873	829505	831692	833395	834042
807974	820163	829626	831785	833405	834086
807983	820164	829639	831925	833471	834088
807989	820166	829677	831927	833585	834102
808012	820418	829691	831940	833616	834103
808058	820480	829775	831957	833617	834117
808111	820622	830005	831997	833645	834129
808125	821623	830308	832129	833653	834145
808717	822170	830480	832145	833659	899980
808732	822427	830485	832519	833670	899996
808755	822904	830486	832537	833685
808936	823132	830628	832547	833732
808956	823817	830628	832603	833733
809921	823384	830631	832793	833741
811076	824038	830713	832908	833750
811077	824421	830772	832919	833770
811078	824515	830931	833078	833789
811325	824746	831008	833079	833806
811571	824901	831106	833090	833860
811577	824935	831127	833175	833864
811613	825163	831211	833197	833872
813749	826855	831364	833207	833921

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AFFILIATED COMPUTER SERVICES, INC. EDUCATION SERVICES Compliance Audit (Attestation Engagement) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program Year Ending June 30, 2004